UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth below under Item 5.02(c) with respect to John Purpura’s resignation as Interim Chief Executive Officer is hereby incorporated by reference.

(c)

Appointment of Gerard Michel as Chief Executive Officer

On October 1, 2020, Delcath Systems, Inc. (the “Company”) publicly announced the appointment of Gerard Michel as the Company’s new Chief Executive Officer, effective October 1, 2020. Mr. Michel was also appointed as a Class I Director on the Company’s Board of Directors (the “Board”), commencing October 1, 2020 and continuing until his term on the Board expires at the Company’s 2022 annual meeting of stockholders.

Mr. Michel, age 57, has over 30 years of experience in the pharmaceutical and medical technology industries across multiple functional areas. Prior to joining the Company, Mr. Michel was Chief Financial Officer of Vericel Corp., a biopharmaceutical company, since June 2014 where he was a key member of the management team which integrated a transformative acquisition and revised the company’s business model from a research focused company to a fully integrated, profitable commercial business. Mr. Michel also served as Chief Financial Officer and Vice President, Corporate Development of Biodel Inc., a specialty biopharmaceutical company focused on the treatment of diabetes, from November 2007 to May 2014, and Chief Financial Officer and Vice President of Corporate Development of NPS Pharmaceuticals Inc., a biopharmaceutical company focused on treatment options for patients with gastrointestinal and endocrine disorders, from August 2002 to November 2007. Prior to that, Mr. Michel was a Principal at Booz Allen Hamilton Inc. and also held a variety of commercial roles at both Lederle Labs and Wyeth Labs. Mr. Michel holds an M.S. in Microbiology from the University of Rochester School of Medicine, an M.B.A. from the Simon School of Business, and a B.S. in both Biology and Geology from the University of Rochester.

Pursuant to an employment agreement dated as of August 31, 2020 between the Company and Mr. Michel (the “Employment Agreement”), the term of Mr. Michel’s employment began on October 1, 2020. Under the Employment Agreement, Mr. Michel will receive an annual base salary of $450,000, subject to annual review by the Board’s Compensation and Stock Option Committee, and will be eligible to participate in the Company’s annual incentive plan with a target annual cash bonus equal to 50% of his then-current base salary.

Pursuant to the Employment Agreement, on October 1, 2020, the Company granted to Mr. Michel a nonqualified and non-plan stock option “inducement award” (the “Option”) to purchase 498,000 shares of the Company’s common stock in reliance on Nasdaq Rule 5635(c)(4) pursuant to the terms of a stock option award agreement. The Option vests ratably over a 36-month period beginning October 1, 2020 (i.e., 1/36th will vest at the end of each month during said 36-month period), subject to Mr. Michel’s continued service with the Company on each respective vesting date. The exercise price of the Option is equal to (i) $11.67 , the closing trading price per share of the Company’s common stock on October 1, 2020 as to the first 396,000 option shares to vest, (ii) 1.5 times the closing trading price per share of the Company’s common stock on October 1, 2020 as to the next 51,000 option shares to vest and (iii) 2.0 times the closing trading price per share of the Company’s common stock on October 1, 2020 as to the remaining 51,000 option shares to vest.

In addition, pursuant to the Employment Agreement, the Company will reimburse Mr. Michel up to $6,500 per month to cover his temporary expenses incurred in connection with traveling to and living in the New York City tristate area to work onsite at the Company’s principal corporate office for the initial eighteen (18) months of his employment.

Mr. Michel may resign his at-will employment with the Company for “Good Reason” (as defined within the Employment Agreement) and the Company may terminate Mr. Michel’s at-will employment other than for “Cause” (as defined within the Employment Agreement). If Mr. Michel resigns his at-will employment for Good Reason or the Company terminates Mr. Michel’s employment other than for Cause, then Mr. Michel shall be entitled to his accrued and unpaid compensation and, subject to him entering into and not revoking a general release of claims in favor of the Company and fully complying with the terms of an Employee Confidentiality, Invention Assignment and Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”), Mr. Michel shall also be entitled to:

•

A severance payment equal in the aggregate to twelve (12) months of his annual base salary at the time of termination, payable in twelve (12) equal monthly installments (and subject to applicable withholdings and deductions) beginning on the last Company payroll date of the first full month following termination of employment (“Severance Benefits”); and

•

If Mr. Michel timely and properly elects health plan (medical, dental and/or vision) continuation coverage under COBRA, the Company will reimburse Mr. Michel in an amount equal to the difference between the monthly COBRA premium paid by Mr. Michel for him and his dependents and the monthly premium amount paid by similarly situated active executives under the Company’s group health plans (“COBRA Benefits”). Such reimbursement will be paid to Mr. Michel on or by the last day of the month immediately following the month in which Mr. Michel timely remits the COBRA premium payment. Mr. Michel will be eligible to receive COBRA premium reimbursement until the earliest of: (x) the twelve-month anniversary of the date his employment with the Company terminates; (y) the date Mr. Michel is no longer eligible to receive COBRA continuation coverage; and (z) the date on which Mr. Michel becomes eligible to receive substantially similar coverage from another employer.

In addition, the Employment Agreement provides that if Mr. Michel’s at-will employment is terminated by Mr. Michel for Good Reason or by the Company without Cause, in each case within three (3) months before or twelve (12) months following a change in control of the Company, Mr. Michel shall be entitled to receive his accrued and unpaid compensation and, subject to Mr. Michel entering into and not revoking a general release of claims in favor of the Company and fully complying with the Restrictive Covenants Agreement, Mr. Michel shall be entitled to receive (i) the Severance Benefits, (ii) the COBRA Benefits, (iii) immediate acceleration of any unvested portion of the Option and any other outstanding stock options granted to him at the time of his termination and (iv) a pro-rated annual cash incentive bonus for the fiscal year in which Mr. Michel’s employment terminates, as determined by the Board or the Compensation and Stock Option Committee based on its assessment of the actual performance of the Company and Mr. Michel following the completion of the fiscal year in which the termination of employment occurs; such pro-rated cash incentive bonus to be paid to Mr. Michel in a lump sum no later than 60 days after the filing of the Company’s Annual Report on Form 10-K for the fiscal year in which the termination of employment occurs

The Company and Mr. Michel have entered into the Restrictive Covenants Agreement, pursuant to which, Mr. Michel agreed to, among other things, not compete with the Company during the term of his employment and for a period of one year thereafter and not solicit the Company’s customers or employees during the term of his employment and for a period of one year following the termination of his employment with the Company.

The Company intends to enter into its standard form of indemnification agreement with Mr. Michel.

The foregoing description of the terms of Mr. Michel’s employment is qualified in its entirety by reference to the Employment Agreement, Mr. Michel’s stock option award agreement and the Restrictive Covenants Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and each of which is incorporated by reference herein.

The selection of Mr. Michel to serve as Chief Executive Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Michel and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of John Purpura as Chief Operating Officer

On October 1, 2020, John Purpura was elevated to the position of Chief Operating Officer, effective as of that date. Also, on October 1, 2020, Mr. Purpura resigned from his position as the Company’s Interim Chief Executive Officer, effective upon the commencement of Mr. Michel’s term as Chief Executive Officer.

Mr. Purpura, 59, joined the Company as Executive Vice President, Regulatory Affairs and Quality Assurance in November 2009 and was promoted to Executive Vice President, Global Head of Operations on July 19, 2016. He also served as Interim Chief Executive Officer of the Company from June 1, 2020 to October 1, 2020. Prior to joining the Company, he was with Bracco Diagnostics (formerly E-Z-EM,Inc.) as Vice President and then Executive Director of International Regulatory Affairs from 2007 to 2008 and Head of Regulatory Affairs for North America and Latin America from 2008 to 2009. Prior to E-Z-EM, Inc., Mr. Purpura had an 11-year career with Sanofi-Aventis, ultimately serving as Associate Vice President for Regulatory CMC from 2005 to 2007. From 1985 to 1995, he had various quality and regulatory management roles with Bolar Pharmaceuticals, Luitpold Pharmaceuticals and Eon Labs Manufacturing. He earned his M.S. in Management & Policy and B.S. degrees in Chemistry and Biology at the State University of New York at Stony Brook.

In connection with his promotion, Mr. Purpura will be paid an annual base salary of $385,000 and have an annual bonus opportunity of up to 45% of his annual base salary, which amount is determined in the sole discretion of the Compensation and Stock Option Committee of the Board.

The selection of Mr. Purpura to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Purpura and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on October 1, 2020 announcing the appointments of Mr. Michel and Mr. Purpura as Chief Executive Officer and Chief Operating Officer, respectively. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d) The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(d).

(e) The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit Title

10.1	Employment Agreement, dated August 31, 2020, between Delcath Systems, Inc. and Gerard Michel.

10.2	Stock Option Award Agreement, dated October 1, 2020, between Delcath Systems, Inc. and Gerard Michel.

10.3	Employee Confidentiality, Invention Assignment and Restrictive Covenants Agreement, dated August 31, 2020, between Delcath Systems, Inc. and Gerard Michel.

99.1	Press release, dated October 1, 2020, issued by Delcath Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

By:	/s/ John Purpura
Name:	John Purpura
Title:	Chief Operating Officer

Date: October 1, 2020